EXHIBIT A - FORM OF

                          REGISTRATION RIGHTS AGREEMENT

      Registration   Rights  Agreement,   dated  as  of  May  ____,  2005  (this
"Agreement"), by and among United Fuel & Energy Corporation, a Nevada corporation (the "Company") on the one hand, and the persons executing the signature page to this Agreement (each a "Purchaser" and collectively, the "Purchasers").

                              W I T N E S S E T H :

      WHEREAS, the Company is offering (the "Offering") an aggregate of up to 2,000,000 Units;

      WHEREAS, each "Unit" consists of one share of Company Common Stock, par value $.001 per share (the "Common Stock") and a Warrant to purchase one share of Common Stock (the securities offered in the Offering being sometimes hereinafter referred to as the "Securities");

      WHEREAS, the Company desires to issue and sell to the Purchasers, the Securities as set forth in one or more Securities Purchase Agreement(s) entered into or to be entered into by and between the Company and each Purchaser (the "Securities Purchase Agreement");

      WHEREAS,   it  is  a  condition  precedent  to  the  consummation  of  the transactions contemplated by the Securities Purchase Agreement that the Company provide for the rights set forth in this Agreement; and

      WHEREAS, certain terms used in this Agreement that are not defined in context are defined in Section 3 hereof.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

      1. Registration Rights.

            1.1 Required Registration. The Company shall use its reasonable best efforts to prepare and file with the SEC within sixty (60) days after the last date on which Securities are issued in connection with the Offering (but no later than September 30, 2005) a registration statement on Form S-1, S-2 or S-3 (subject to the Company's eligibility to use Form S-2 or S-3) or successor form or another form selected by the Company that is available to it under the Securities Act which conforms with all applicable rules and regulations (the "Required Registration Statement") with respect to all the Registrable Securities beneficially owned by the Purchasers to permit the offer and re-sale from time to time of such Registrable Securities in accordance with the methods of distribution provided by the Purchasers. The Company shall use its reasonable best efforts to cause the Required Registration Statement to become effective as promptly as reasonably practicable thereafter. The Company shall use its reasonable best efforts to keep such Required Registration Statement continuously effective (the "Effective Period") until the first anniversary of the last date on which Securities are issued in connection with the Offering plus whatever period of time as shall equal any period prior to such first anniversary in which the Company was not current with its reporting requirements under the Exchange Act. The Registration Statement shall be the same registration statement contemplated in Section 1.1 of the Registration Rights Agreement dated June 22, 2004 by and among United Fuel & Energy Corporation, a Texas corporation and the signatory investors listed therein and the Required Registration Statement shall register the Company securities held by such investors. To the extent that the Registrable Securities are not sold under the Required Registration Statement, the Purchasers shall have the registration rights as enumerated in Section 1.2.


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            1.2 Piggyback Registrations.

            (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than fifteen (15) days before the anticipated filing date) to all holders of Registrable Securities, and such notice shall describe the proposed registration and distribution and offer to all holders of Registrable Securities the opportunity to register the number of Registrable Securities as each such holder may request; provided, however, this right shall not apply to any registration of securities on a registration statement filed prior to the date on which the Required Registration Statement is required to be filed (a "Piggyback Registration"). Subject to paragraph (d) of this Section 1.2, the Company will include in each Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after the holders' receipt of the Company's notice.

            (b) Reasonable Efforts. The Company shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

            (c) Withdrawal. Any holder of Registrable Securities electing to participate in a Piggyback Registration (a "Designated Holder") shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 1.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggyback Registration at any time.


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

            (d) Priority in Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company or a secondary registration on behalf of a security holder exercising demand registration rights (the "Initiating Holder"), and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such primary or secondary offering (the "Offering Quantity"), then the Company will include in such registration securities in the following priority:

            (i) First, the Company will include the securities the Company proposes to sell and, if applicable, the securities the Initiating Holder proposes to sell.

            (ii) Second, the Company will include all Registrable Securities requested to be included by any Designated Holder and other holders entitled to include securities in such Piggyback Registration (collectively, "Subordinate Holders"), and if the number of such Subordinate Holders' securities requested to be included exceeds the Offering Quantity, then the Company shall include only each such requesting Subordinate Holders' pro rata share of the shares available for registration by the Purchaser, based on the amount of securities held by each such Subordinate Holder.

            1.3 Holdback Agreements.

            (a) To the extent not inconsistent with applicable law, upon the request of the Company or, in the case of an underwritten public offering, the underwriters managing such underwritten offering of the Company's securities, each holder of Registrable Securities who owns at least 1% of the outstanding capital stock of the Company on an "as-converted" basis or is an officer or director of the Company will not effect any public sale or distribution (other than those included in the registration) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the seven days prior to and the ninety
(90) day period beginning on the effective date of the Registration Statement relating to such offering, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree to a shorter period of time. Notwithstanding the foregoing, no Designated Holder shall be required to enter into any such "lock up" agreement unless and until all of the Company's executive officers and directors execute identical "lock up" agreements and the Company uses commercially reasonable efforts to cause each holder of more than 1% of its outstanding capital stock to execute identical "lock up" agreements. Neither the Company nor the underwriter shall amend, terminate or waive a "lock up" agreement unless each "lock up" agreement with a Designated Holder is also amended or waived in a similar manner or terminated, as the case may be.

            (b) The Company shall have the right at any time to require that the Designated Holders of Registrable Securities suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder whenever in the reasonable judgment of the Company after consultation with counsel there is or may be in existence a Changing Event (as defined herein). The Company will give the Designated Holders notice of any such suspension and will use all reasonable best efforts to minimize the length of such suspension.


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

            1.4 Registration Procedures. Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company will use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (a) prepare and file with the SEC on any form, if not so otherwise provided for, for which the Company qualifies, as soon as practicable after the end of the period within which requests for registration may be given to the Company, a Registration Statement with respect to the offer and sale of such Registrable Securities and thereafter use reasonable best efforts to cause such Registration Statement to become effective and remain effective until the completion of the distribution contemplated thereby or the required time period under this Agreement, whichever is shorter (and before filing such Registration Statement, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such Registration Statement copies of all such documents proposed to be filed); provided, however, that the Company may postpone for not more than sixty (60) calendar days the filing or effectiveness of the Required Registration Statement if the Board of Directors, in its good faith judgment, determines that such registration could reasonably be expected to have a material adverse effect on the Company and its stockholders including, but not limited to, any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, stock acquisition or similar transaction then under consideration by delivering written notice to the holders of Registrable Securities of its determination to postpone such Registration Statement; provided, further, that (i) the Company shall not disclose any information that could be deemed material non-public information to any holder of Registrable Securities included in a Registration Statement that is subject to such postponement, (ii) in no event may the Company postpone a filing requested hereunder more than twice; provided, that such postponements must be at least three (3) months apart; provided, further, that the Company may delay the effectiveness of the Required Registration Statement if the SEC rules and regulations prohibit the Required Registration Statement from being declared effective because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2 of Form 8-K or any other similar situation until the earliest time in which the SEC would allow the Required Registration Statement to be declared effective (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Registration Statement can be declared effective at the earliest possible time);

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period provided for in the applicable Section above or, if such Registration Statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or
(ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;


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

            (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) register or qualify such Registrable Securities under such state securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a "Changing Event") as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a "Correction Event") a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on The Nasdaq Stock Market or the Nasdaq SmallCap trading system or qualified for trading on the Nasdaq OTC Bulletin Board;


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

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

            (h) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, and the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC;

            (i) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (j) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

            (k) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

            (l) subject to execution and delivery of mutually satisfactory confidentiality agreements, keep Holders' Counsel advised as to the initiation and progress of any registration hereunder including, but not limited to, providing Holders' Counsel with all correspondence with the SEC;


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

            (m) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

            (n) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

            (o) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its Employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or trading system on which similar securities issued by the Company are then listed or qualified for trading. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by the Designated Holders, such costs to be borne by such Designated Holder or Holders.

            1.5 Indemnification.

            (a) The  Company  agrees  to  indemnify  and hold  harmless,  to the fullest extent permitted by law, each holder of Registrable Securities and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and Affiliates (collectively, the
"Representatives") from and against any reasonable loss, claim, damage, liability, a single reasonable attorney's fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Losses") and any action in respect thereof to which such holder of Registrable Securities or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement at the time it is declared effective, prospectus or preliminary prospectus (but only preliminary prospectuses approved for distribution by the Company) or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such holder or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder of Registrable Securities or its Representatives expressly for use therein or by failure of such holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.


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            (b) In  connection  with any  Registration  Statement  in which  the holders of Registrable Securities are participating pursuant to this Agreement, the holders of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the fullest extent permitted by law, each such holder of Registrable Securities will, severally but not jointly, indemnify and hold harmless the Company and its Representatives from and against any Losses and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in herein after written receipt of notice of such suspension, (ii) by failure of such holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same, (iii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or (iv) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses
(iii) and (iv) above, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder of Registrable Securities expressly for use therein; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such holder of Registrable Securities has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company; provided, further, however, that the obligation to indemnify will be individual to each such holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder of Registrable Securities from the sale of Registrable Securities pursuant to such Registration Statement. In connection with an underwritten offering, each holder of Registrable Securities participating in such offering will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.


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

            (c) Promptly after receipt by any Person entitled to indemnification pursuant to Section 1.5(a) or 1.5(b) (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party otherwise than under Section 1.5(a) or 1.5(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

            (d) If the indemnification provided for in this Section 1.5 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holders of the Registrable Securities on the other from the offering of the Registrable
Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the holders of the Registrable Securities on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each holder of the Registrable Securities on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.5, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any Losses which such holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each holder's obligations to contribute pursuant to this
Section 1.5 is several in the proportion that the proceeds of the offering received by such holder of Registrable Securities bears to the total proceeds of the offering received by all the holders of Registrable Securities and not joint.

            1.6 Participation in Underwritten Registrations.

            (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided, that each holder of Registrable Securities shall not be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

            (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 1.4(e).

            1.7 Current Public Information. The Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will use reasonable best efforts to take such further action as the Purchaser may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

      2. Transfers of Certain Rights.

            2.1 Transfer. The rights granted to the Purchaser under this Agreement may not be assigned or transferred without the prior written consent of the Company.

            2.2 Transferees. Any transferee to whom rights under this Agreement are permitted by the Company to be transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were the Purchaser hereunder.

            2.3  Subsequent  Transferees.   A  transferee  to  whom  rights  are
transferred pursuant to this Section 2 may not again transfer such rights to any other person or entity, other than as provided in Sections 2.1 and 2.2 above.

      3. Certain Definitions. The following capitalized terms shall have the meanings ascribed to them below: -------------------

            "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Common Stock" means the common stock, par value $.001 per share, of the Company.

            "Employees" means any current, former, or retired employee, office consultant, advisor, independent contractor, agent, officer or director of the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Person" means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

            "Registrable Securities" means, subject to the immediately following sentence, (i) shares of Common Stock issued to any Purchaser pursuant to the Securities Purchase Agreement, including without limitation, shares of Common Stock underlying Warrants pursuant to the Securities Purchase Agreement, and any other shares of Common Stock issued in the Offering, (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by a Person holding Registrable Securities other than shares of Common Stock which have ceased to be Registrable Securities. As to any particular shares of Common Stock constituting Registrable Securities, such shares of Common Stock will cease to be Registrable Securities when they (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (y) have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale under Rule 144(k) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

            "Registration  Statement"  means any  registration  statement of the
Company filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

            "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      4. Miscellaneous.

            4.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Securities, (ii) any and all securities into which the Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor, assign or issuer of securities that are Registrable Securities (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

            4.2 No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement. The granting of demand registration rights or pari passu piggyback registration rights shall be deemed not to be inconsistent with the rights granted to Purchasers in this Agreement.

            4.3 Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of holders of at least a majority of the Registrable Securities then in existence. Any Person that has executed a Securities Purchase Agreement after the date of this Agreement pursuant to this Offering shall become a party to this Agreement as a "Purchaser" upon execution of this Agreement.

            4.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            4.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

                           If to the Company, to:

                           United Fuel & Energy Corporation
                           405 North Marienfeld
                           Suite 300
                           Midland, Texas 79701
                           Attention:  President

                           With a copy to:

                           Richardson & Patel LLP
                           10900 Wilshire Blvd., Suite 500
                           Los Angeles, California 90024
                           Attention: Ryan S. Hong, Esq.

                           If to each Purchaser, to:

                           The address or facsimile number of each Purchaser as recorded in the stockholders records of the Company or set forth in the applicable Securities Purchase Agreement.

            4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws rules or provisions.

            4.8 Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in Midland County, Texas, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

            4.9 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

            4.10 No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

            4.11 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

            4.12 Successors and Assigns; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, executors, administrators and heirs.

            4.13 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

                                       UNITED FUEL & ENERGY CORPORATION


                                       By:_________________________________
                                            Name:
                                            Title:


                                       ____________________________________
                                                 Name of Purchaser


                                       By:_________________________________
                                            Name:
                                            Title: